EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the quarterly report of Global Warming Solutions, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Pollastro, President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 20, 2024

/s/ Michael Pollastro
Michael Pollastro,
President (Principal Executive Officer)

Dated: November 20, 2024

/s/ Michael Pollastro
Michael Pollastro,
Chief Financial Officer (Principal Accounting Officer)